Phoenix International Acquisition Conference Call September 25, 2012 John Wiehoff, Chairman & CEO Chad Lindbloom, CFO Exhibit 99.2

Safe Harbor Statement
Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry;
freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports. In addition such forward-looking statements relate to the expected closing date of the acquisition and the anticipated benefits of the acquisition. Actual results could differ materially from those projected in these forward-looking statements as a result of (i) unexpected delays in obtaining regulatory approvals; (ii) the inability of either C.H. Robinson or Phoenix to satisfy the conditions to the consummation of the acquisition; (iii) unforeseen difficulties in integrating the operations of Phoenix; or (iv) unanticipated negative reaction to the proposed transaction by customers or suppliers.
Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call and we undertake no obligation to update the replay.

3 Call Agenda • Phoenix International overview • Transaction summary • Strategic rationale

Phoenix International
•
Global Forwarding services – Ocean, Air, and Customs
•
Approximately $807 million annual gross revenues; $161
million annual net revenues
(1)
•
Approximately 2,000 employees; 76 offices in 15 countries
•
Headquartered in Chicago, IL
•
860 employees in US; 1,030 in Asia
•
15,000 customers
•
Founded in 1979; privately held
•
Strong record of growth: 20% 5-year operating income
CAGR
(1) Fiscal year ending June 30, 2012.

Transaction Summary
•
Purchase Price:
$635 million for 100% stock purchase of Phoenix
International
• 90% cash and 10% newly-issued CHRW stock
• Financed by existing cash and a new credit facility
• Transaction expected to be modestly accretive in year one
•
Approvals and Timing
• Subject to regulatory approvals and customary closing conditions
• Expected closing Q4 2012

Strategic Rationale
•
High quality, well-run growth business
•
Strong track record
•
Diverse customer base
•
Strengthens C.H. Robinson’s global forwarding service offering
•
Expanded network
•
Scale and density
•
Leverage collective technology investments
•
Competitively positioned
•
Top-line synergies
•
Cross selling
•
Aggregating volumes
•
People
•
Talented senior leadership will continue in significant management roles
•
Motivated employees with common culture